UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2003

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Items and Regulation FD Disclosure

LSI Logic Corporation (“LSI Logic” or the “Registrant”) reported revenues of $450 million in the third quarter of 2003, an 11 percent sequential increase compared to the $407 million reported in the second quarter of 2003, and a decline of 8 percent compared to the $487 million reported in the third quarter of 2002.

Cash and short-term investments totaled $987 million at the end of the 2003-third quarter. The Registrant generated positive operating cash flow for the sixth consecutive quarter and repurchased approximately $172 million in convertible notes, eliminating all current debt.

The 2003-third quarter GAAP (generally accepted accounting principles) net loss was $32 million or 8 cents a diluted share, including a $25 million charge for restructuring. The 2003-second quarter GAAP net loss was $162 million or 43 cents a diluted share. The Registrant reported a GAAP net loss of $28 million or 7 cents a diluted share in the 2002-third quarter.

Last month, the Registrant signed a definitive agreement to sell the company’s Tsukuba, Japan manufacturing facility and extend its foundry usage. The transaction is scheduled to close in the fourth quarter. When this action is finalized, the Registrant will have completed the consolidation of its internal manufacturing at the Registrant’s Gresham campus, supplemented by strategic foundry engagements.

Safe Harbor for Forward Looking Statements

This news release and the statements by LSI Logic management include forward-looking statements that may involve a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Forward-looking statements include projected sequential revenue growth in the fourth quarter, projections of growth in the storage components, storage systems, consumer, communications and enterprise networking businesses. Additional forward-looking statements include forecasts of sequential revenue growth, operating expenses, projections of profitability, projections of the company’s fourth-quarter business outlook, including net other income, earnings, gross margins, tax provisions, capital spending, depreciation, acquisition-related amortization, restructuring expenses, other special items, common share count, the expected close of the sale of the Tsukuba manufacturing facility and the RapidChip platform generating new business in the fourth quarter. The company’s actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject include, but are not necessarily limited to, fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup, the company’s achievement of revenue objectives and other financial targets, the development of new products, and the timing and the success of new product introductions. Other risks and uncertainties include: the RapidChip platform continuing to generate new business and continuing to find traction with existing customers, the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the company’s strategic relationships, competing technologies, R&D investments, products and other competitive factors and investments and disruptions in general economic activity due to worsening global business conditions or caused by the effects of terrorist activities and armed conflict. The extent to which the company may not realize the cost savings it expects from the reduction in workforce and operating expenses as a result of the sale of the Tsukuba facility may also impact its future performance. The company operates in an industry sector where securities’ values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the company’s control. For additional information, Readers are referred to the documents filed by LSI Logic with the SEC, and specifically the most recent reports on Form 10-K, 10-Q and 8-K. In the context of forward-looking information, reference is made to the discussion of risk factors described in the company’s SEC reports filed during the past 12 months.

months ended September 30, 2003, and 2002, refer to the tables furnished in the news release as Exhibit 99.1.

Results of operations excluding special items for the periods presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States of America and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2002.

Item 7. Financial Statements and Exhibits

The following exhibit is furnished pursuant to Item 12:

Exhibit 99.1* LSI Logic Corporation News Release issued October 22, 2003.

*Furnished, not filed

Item 12. Results of Operations and Financial Condition

On October 22, 2003, the Registrant issued a news release and will hold a conference call regarding its financial results for the fiscal quarter ended September 30, 2003. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information filed under Item 5 to this Form 8-K is incorporated by reference into Item 12 of this Form 8-K.

Use of Non-GAAP Financial Information

LSI Logic will make forward-looking statements regarding 2003 during the conference call and will make reference to non-GAAP financial information in both the news release and the conference call.

LSI Logic management believes that the results of operations excluding special items presented herein for each of the three and nine months ending September 30, 2003, and 2002, provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations and other items, net, are examples of charges that are not directly related to the Company’s ongoing business. Charges for acquired in-process research and development and amortization of non-cash deferred stock compensation and intangibles are examples of items stemming from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three and nine

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION a Delaware Corporation

Dated: October 22, 2003	By:	/s/ Bryon Look

Bryon Look
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of News Release dated October 22, 2003